Exhibit 10.6
CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE
This Settlement Agreement and Release, including the exhibit thereto (“Agreement”), is made by and between the plaintiff identified in Exhibit A (“Settling Plaintiff”), Southern California Edison Company (“SCE”), and Edison International (together with SCE, “Edison,” and collectively with Settling Plaintiff, the “Parties”). Settling Plaintiff and Edison enter into this Agreement to formally resolve any and all claims between Settling Plaintiff and Edison for damages relating to Settling Plaintiff’s claims asserted in the case identified in Exhibit A, hereinafter referred to as the "Action.”1
RECITALS
A.The Action arises from the Southern California wildfires known as the Thomas Fire and the Koenigstein Fire (together, the “Fire”), which ignited on December 4, 2017 in two separate locations near the Cities of Ojai and Santa Paula, California, and the January 9, 2018 Montecito Debris Flow (“Debris Flow”). The Settling Plaintiff has alleged that electric facilities owned and operated by Edison caused or contributed to the ignition of the Fire and the Debris Flow, and as a result, the Settling Plaintiff suffered damages.
B.This Agreement is entered into solely for purposes of compromise. The Parties expressly agree and acknowledge that neither this Agreement nor any act performed hereunder is, or may be deemed, an admission or evidence of the validity or invalidity of any allegations or claims of the Settling Plaintiff and Edison, nor is this Agreement or any act performed hereunder to be construed as an admission or evidence of any wrongdoing, fault, omission or liability on the part of Edison. This is a settlement of a disputed matter, and Edison specifically and expressly denies any fault or liability to the Settling Plaintiff or any other party with respect to the Fire and the Debris Flow.
1 The Action has been coordinated in the proceeding Southern California Fire Cases, Case No. JCCP 4965, Superior Court of the State of California, County of Los Angeles.

C.The Parties agree that Settling Plaintiff is not entitled to double recovery for its own damages when an insurance carrier becomes subrogated to the claim of the Settling Plaintiff against Edison, nor should Edison have to pay twice for the same damages.
D.Settling Plaintiff intends that this Agreement resolves any and all claims and disputes between them and Edison alleged in the Action and provides for consideration in full settlement and discharge of all disputes, rights, claims, and causes of action which are, or might have been, brought by Settling Plaintiff against Edison arising from the Fire and the Debris Flow.
The Parties hereby agree as follows:
AGREEMENT
1.INCORPORATION OF RECITALS. Each of the Recitals set forth above is incorporated by reference into this Agreement.
2.PAYMENT. In consideration for the release set forth herein, and in consideration of the rights and obligations created by this Agreement, SCE shall pay Settling Plaintiff the amount identified in the attached Exhibit pertaining to that plaintiff (the “Settlement Amount”), which includes the 3% common benefit assessment (the “Common Benefit Assessment”) ordered by the Court in its August 20, 2020, Case Management Order No. 4 re Common Benefit Fees and Costs, as amended on February 18, 2021 (“CMO No. 4”). The Common Benefit Assessment will be wired to the Parties’ agreed-upon neutral third-party trust administrator, KCC, to be distributed to the Common Benefit Account under CMO No. 4. The remaining 97% will be made payable to the client trust account of Settling Plaintiff’s counsel at First Bank, GBS Law, APC Attorney Client Trust Account for Thomas, Routing No. 081009428, Account No.1624292126. The Settlement Amount, minus the Common Benefit Assessment, will be paid within 30 days of Edison’s receipt of this fully executed Agreement; provided, however, that payment shall be made no earlier than seven (7) business days after delivery of the executed Request for Dismissal to counsel for Edison, as set forth in Paragraph 3, below.
3.DISMISSAL OF ACTION. Within five (5) days of the Effective Date,Settling Plaintiff will provide a dismissal with prejudice of its claims against Edison in the above-described Action, together with an executed copy of this Agreement, to counsel for Edison, John C. Hueston and Douglas J. Dixon of Hueston Hennigan LLP. The dismissal is to be held in trust and may not be distributed or filed until and unless the Settlement Amount has been sent to counsel for Settling Plaintiff.
4.LEGAL FEES AND COSTS. The Parties acknowledge and agree that they will bear their own costs, expenses and attorneys’ fees arising out of and/or connected with the Settling Plaintiff’s claims in the Action, the negotiation, drafting and execution of this Agreement, and all matters arising out of or connected therewith. This includes but is not limited to any assessments of fees, costs, or expenses ordered by the Court for the common benefit of plaintiffs or plaintiffs’ counsel in the Action.
5.LIENS AND TAX LIABILITY. The Settling Plaintiff shall defend and indemnify Edison, together with its respective successors, assigns, agents, representatives, shareholders, officers, directors, partners, managers, employees, former employees, sureties, insurers, administrators, trustees, members, principals, beneficiaries, and all persons, firms, associations, parents, subsidiaries, and/or corporations connected with it, and each of them, against any and all liens, subrogation claims, and other rights that may be asserted by any person against the Settlement Amount or against any recovery by the Settling Plaintiff.
The Settling Plaintiff and its attorneys shall have the sole responsibility for the division and distribution of the Settlement Amount to and among them. The Settling Plaintiff and its counsel of record agree to indemnify, defend, and hold Edison harmless from any and all claims, demands, causes of action, or disputes of any kind or nature related to the allocation or distribution of the Settlement Amount to and among them.
The Settling Plaintiff is responsible for any and all tax liability that does or may result from the amount paid in settlement of the Settling Plaintiff’s claims in the Action. The Settling Plaintiff acknowledges and agrees that Edison has made no representations as to the taxability of the amount paid in settlement of the Settling Plaintiff’s claims in the Action.
The Settling Plaintiff agrees to hold Edison harmless from any and all claims and penalties relating to or resulting from any claim that Edison should have withheld any sums from the amount paid in settlement of the Settling Plaintiff’s claims in the Action. The Settling Plaintiff further agrees not to seek or make any claim or claims against Edison for contribution, indemnity, compensation, recompense, damages, costs, or penalties if a determination is made that the Settlement Amount or any portion thereof should not have been treated as non-taxable. In addition, the Settling Plaintiff understands and agrees that Edison has no duty to defend against any claim or assertion that the Settlement Amount or any portion thereof should be treated as taxable income, nor any obligation to appeal any determination that said sum or any portion thereof should be treated as taxable income.
6.RELEASE OF CLAIMS. In consideration of the full and timely performance of all terms and conditions as set forth in this Agreement, the Settling Plaintiff and its heirs, successors, assigns, family members, agents, representatives, parents, subsidiaries, shareholders, officers, directors, partners, managers, employees, former employees, sureties, administrators, trustees, members, principals, and beneficiaries hereby fully and forever waive, relinquish, release and discharge Edison and its respective successors, assigns, agents, representatives, shareholders, officers, directors, partners, managers, employees, former employees, sureties, insurers, administrators, trustees, members, principals, beneficiaries, and all persons, firms, associations, parents, subsidiaries, and/or corporations connected with it, and each of them, from any and all claims, demands, controversies, losses, damages, actions, causes of action, debts, liabilities, costs and expenses (including, without limitation, attorneys’ fees, experts’ fees, consultant’s fees, and court costs), liens and obligations of every kind or nature whatsoever, in law or equity, in contract, tort or otherwise, anticipated or unanticipated, direct or indirect, fixed or contingent, which may presently exist or may hereinafter arise or become known to arise out of, be caused by, or be incurred in connection with the Settling Plaintiff’s claims in the Action. The sole exception to this shall be the Settling Plaintiff’s right to appeal and/or challenge the Common Benefit Assessment imposed by the trial court over their objections in CMO No. 4.
7.CIVIL CODE § 1542; CHANGED FACTS. It is the intention of the Settling Plaintiff that this Agreement shall constitute a full and final accord and satisfaction as to the matters encompassed in the release set forth in paragraph 6, and a bar to entry of judgment on the Settling Plaintiff’s claims in the Action, as well as a bar to any and all other actions, causes of action, obligations, costs, expenses, attorneys’ fees, damages, losses, claims, liabilities, and demands of whatever nature, character or kind, known or unknown, suspected or unsuspected, by the Settling Plaintiff against Edison arising out of, directly or indirectly, or connected with the Fire, the Debris Flow, or the Settling Plaintiff’s claims in the Action. The Parties acknowledge that they are fully familiar with the facts and assumptions giving rise to this Agreement, but agree that this Agreement shall remain fully effective and binding as to each of them even if the facts or assumptions turn out to be different from what they now believe them to be. In addition, the Parties acknowledge that they are familiar with and understand and expressly waive Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
THAT THE CREDITOR OR RELEASING PARTY DOES
NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER
FAVOR AT THE TIME OF EXECUTING THE RELEASE
AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE]
MATERIALLY AFFECTED HIS OR HER SETTLEMENT
WITH THE DEBTOR OR RELEASED PARTY.
Nothing in this Civil Code waiver will prevent Settling Plaintiff from asserting its rights to enforce this Agreement.
8.GOOD FAITH. The Parties agree that the settlement embodied in this Agreement is made in good faith, is the subject of arm’s length negotiations, and the consideration supporting the Agreement is fair and appropriate.
9.COMPROMISE. The Parties agree that this Agreement represents a resolution of disputed liability and neither the terms of this Agreement nor any payments described will be used or construed as an admission of liability as to the matters described herein.

10.ENFORCEABILITY OF AGREEMENT. This Agreement is intended by the Parties to be a settlement agreement binding and enforceable by Settling Plaintiff and Edison within the meaning of California Code of Civil Procedure Section 664.6. In the event of a dispute arising out of the effect or enforcement of this Agreement, the prevailing party will be entitled to recover reasonable attorneys’ fees and costs actually incurred in relation to resolving the dispute. Determination of whether the fees and costs were reasonable and incurred, as well as the appropriate apportionment of any such fees and costs, shall be left to the sole discretion of the Court or any arbitrator appointed upon the agreement of the Parties.
11.BINDING EFFECT. The terms of this Agreement are binding upon the heirs, successors, and assigns of the undersigned Parties.
12.WARRANTY. Settling Plaintiff represents and warrants that it is the owner of the property that is the subject of the Settling Plaintiff’s claims in the Action and that no other person or entity has any rights, title, or interest in or to the property that is the subject of the Settling Plaintiff’s claims in the Action. Settling Plaintiff further represents and warrants that it has not, by operation of law or otherwise, heretofore assigned or otherwise transferred, or attempted to assign or transfer, any claim or claims against Edison.
Settling Plaintiff agrees to indemnify and hold Edison harmless for any legally valid claim, demand, right, damage, debt, liability, account, action, cause of action, cost or expense, including attorneys’ fees actually paid or incurred, arising out of or in any way connected with any such claim relating to the property that is the subject of Settling Plaintiff’s claims in the Action, if known to the Settling Plaintiff or of which the Settling Plaintiff, as owner, resident, and/or occupant of the property, should reasonably have been aware based on the legal occupation or presence of such other persons and/or their personal property, except, of course, for claims by any such persons that have already been asserted against Edison or of which Edison has already been put on notice.
13.NO OTHER INSURANCE CLAIMS. Settling Plaintiff warrants and represents that (i) it has not submitted any claim or demand for the property, damages, and/or loss that is the subject of the Action to any insurance company (“Insurer”), or (ii) if it has submitted any claim or demand to an Insurer relating to the property, damages, and/or loss that is the subject of the Action, that any and all such claims are closed or will be deemed closed upon settlement with Edison.
Settling Plaintiff further represents and warrants that it has not made any undisclosed claims or demands for payment to an Insurer relating to the property, damages, and/or loss that is the subject of the Action that are currently open or pending and have not been paid as of the mediation date in Exhibit A. Settling Plaintiff also covenants and agrees that it will not make any such claims or demands for payment to an Insurer after the mediation date in Exhibit A. If Settling Plaintiff made or makes any such claim or demand for payment to an Insurer after the mediation date in Exhibit A in breach of the foregoing covenant and agreement, or an Insurer pays monies on any such claim or demand, the amount of such payment shall be deducted from the Settlement Amount. If Settling Plaintiff makes any such claim or demand for payment to an Insurer after SCE has paid the Settlement Amount as provided in paragraph 2 of this Agreement in breach of the foregoing covenant and agreement, or an Insurer pays monies on any such claim or demand, Settling Plaintiff shall indemnify, reimburse, and hold harmless Edison against any subrogation claim by Insurer as a result of such claim or demand.
Settling Plaintiff authorizes Edison to (i) inform it Insurer of this Agreement, consistent with the confidentiality provisions of paragraph 14, and (ii) direct the Insurer to close Settling Plaintiff’s claims, if any, and to cease any further payments to the Settling Plaintiff on such claims.
14.CONFIDENTIALITY. The fact that this matter settled and did so with no admission of liability is not confidential. However, the Parties and their counsel expressly agree that, except as set forth herein, they will keep the terms and conditions of this Agreement strictly confidential, and that such confidentiality is of the essence to and is a material term of this Agreement. And except for the Parties’ respective parent or holding companies (including each of their officers and board members), regulators (including the California Public Utilities Commission (“CPUC”)), auditors, attorneys, accountants, insurers, reinsurers, reinsurance intermediaries, tax preparers, business managers, financial advisers, and/or bookkeepers, the Parties and their counsel agree not to disclose, divulge, publish, broadcast or state to any third party individual or entity the terms and conditions of this Agreement.
Nothing herein will prohibit the Parties or their counsel from disclosing: (a) as required by applicable laws, including tax and securities laws; (b) as required by Court order; (c) as required by an order, ruling, or rule by the CPUC or an Administrative Law Judge; (d) in any action or proceeding (including arbitration) where the existence or terms of this Agreement are at issue or for the purpose of enforcing this Agreement; or (e) by written agreement of the Parties. In the event that a Court or regulatory agency issues a subpoena, court order, or other valid legal process, the receiving Party or its counsel will give immediate notice to the other Party or Parties, identifying the subpoena, court order, or other valid legal process and the time in which production or disclosure is required.
Notice pursuant to this paragraph shall be provided, in writing, as follows:
If to Edison:
Southern California Edison Company
Attention: General Counsel
Law Department
2244 Walnut Grove Avenue
Rosemead, CA 91770

If to Settling Plaintiff:
Gerald Singleton, Esq.
Singleton Schreiber LLP
591 Camino de la Reina, Suite 1025
San Diego, CA 92108
Such notice shall include full and complete copies of any subpoena or papers served on and/or provided to the Parties purporting to seek or require disclosure of information as to this Agreement, or any of its terms, and shall be made by hand delivery, or by Federal Express or other overnight courier.
15.ENTIRE AGREEMENT; AMENDMENT. This Agreement represents and contains the entire understanding of the Parties. There are no representations, covenants, or undertakings other than those expressly set forth in this Agreement. The Parties acknowledge that no party, nor any agent or attorney of any party, has made any promise, representation, or warranty whatsoever, express or implied, not contained in this Agreement to induce the Parties to execute this Agreement. The Parties and each of them acknowledge that they have not executed this Agreement in reliance on any promise, representation, or warranty not specifically contained in this Agreement. Each of the Parties further represents and declares that it, acting through its representatives, has carefully read this Agreement and knows its contents, and has signed this Agreement freely and voluntarily. This Agreement supersedes any and all prior oral or written agreements, representations and understandings concerning the subject matter of this Agreement. No representation, warranty, condition, understanding, or agreement of any kind concerning the subject matter of this Agreement shall be relied upon unless set forth in this Agreement. This Agreement may not be modified or amended except by an express written agreement signed by the Parties hereto that are affected by the change. No waiver shall be binding unless executed in writing by the Party making the waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, nor shall any waiver constitute a continuing waiver.
16.PREPARATION OF AGREEMENT; CONSTRUCTION; HEADINGS. This Agreement is the product of negotiation and preparation by and among the Parties and their respective attorneys. This Agreement shall not be deemed prepared or drafted by one party or another, or its attorneys, and will be construed accordingly. The section headings in this Agreement are for convenience of reference only, will not be deemed a part of this Agreement, and will in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of the provisions of this Agreement.
17.AUTHORITY. Each signatory hereto warrants and represents that he or she is competent and authorized to enter into this Agreement on behalf of the party for whom he or she signs. This Agreement is freely and voluntarily entered into and executed upon the advice of Parties’ respective counsel.

18.SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall in no way be impaired or invalidated, and the Parties agree to substitute for the invalid or unenforceable provision a valid and enforceable provision that most closely approximates the intent and economic effect of the invalid or unenforceable provision, provided that in the event that any of the paragraphs 2 through 6 above are held to be invalid or unenforceable, the Agreement shall be terminable by either party.
19.COUNTERPARTS AND EXECUTION BY FACSIMILE. This Agreement may be executed in separate original counterparts that together shall form one binding Agreement. The Parties agree that facsimile, scanned, or electronic signatures shall suffice and be binding on them with respect to the execution of this Agreement.
20.EFFECTIVE DATE. This Agreement shall become effective upon the date the Agreement is fully executed by the Parties and their counsel.
21.FURTHER ASSURANCES. The Parties shall perform any further acts, and execute and deliver any documents that may be reasonably necessary to carry out the intent of this Agreement.
22.GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of California without reference to conflict of laws principles. Any disputes under this Agreement shall be brought in the state courts of Los Angeles County, California, and the Parties hereby consent to the personal jurisdiction and venue of these courts.

BY SIGNING BELOW, THE PARTIES ACKNOWLEDGE THAT THEY
HAVE READ AND UNDERSTAND THE TERMS OF THIS AGREEMENT
AND EXPRESSLY CONSENT THERETO. THE PARTIES FURTHER
ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO
SEEK ADVICE OF COUNSEL, AND ENTER INTO THIS AGREEMENT
HAVING RECEIVED SUCH ADVICE.

DATED:	4/20/2023	For Defendants SOUTHERN CALIFORNIA
EDISON COMPANY and EDISON
INTERNATIONAL

		By:	/s/Jennifer Hasbrouck
Jennifer Hasbrouck
General Counsel

DATED:	Apr 18, 2023	For Settling Plaintiff LIMONEIRA COMPANY

		By:	/s/ Mark Palamountain
Mark Palamountain
General Counsel

APPROVED AS TO FORM AND CONTENT:

DATED:	4.18.23	SINGLETON SCHREIBER, LLP

		By:	/s/ Gary LoCurto
			Gary LoCurto
			Attorneys for Settling Plaintiff

DATED:	4/20/2023	HUESTON HENNIGAN LLP

		By:	/s/ Douglas J. Dixon
Douglas J. Dixon
Attorneys for Defendants SOUTHERN
CALIFORNIA EDISON COMPANY and
EDISON INTERNATIONAL
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